Exhibit 99.1
Gigmor, Inc. (the Company) a Delaware Corporation
Financial Statements
For the fiscal years ended December 31, 2023 and 2024
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Gigmor, Inc.
Balance Sheet

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Gigmor, Inc.
Income Statement

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Gigmor, Inc.
Statement of Cash Flows

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Gigmor, Inc.
Statement of Changes in Equity

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Statement of Financial Position
As of December 31, 2024
CURRENT ASSETS
-$3,516.13
FIXED ASSETS
$315,120.00
TO TA LA S S E T S
$318,636.13
SHORT TERM LIABILITIES
$1,340,862.24
LONG TERM LIABILITIES
$3,060,698.39
TOTAL LIABILITIES
$4,401,560.63
EQUITY
-$4,082,924.50
TOTAL LIABILITIES AND EQUITY
$318,636.13
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Gigmor, Inc.
Notes to the Financial Statements
For the fiscal year ended December 31, 2023 and 2024

$USD
1.
ORGA
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IZATIO
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 A
!
D PURPOSE
Gigmor, Inc
.. (the Company) is a corporation organized in
November, 2014
under the laws of Delaware.
2.
SUMMARY OF SIG
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IFICA
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T ACCOU
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TI
!
G POLICIES
A summary of the Companys significant accounting policies applied in the preparation of the accompanying financial statements follows:
a)
Basis of Accounting
The Company prepares its financial statements on an accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (GAAP). Under the accrual basis of accounting, revenues are recorded when earned and expenses are recorded at the time liabilities are incurred.
b)
Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
c)
Cash and Cash Equivalents
Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.
d)
Legal Fees
Legal fees consist of legal services provided for the creation of the Company and equity financing.
e)
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
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3.
COMMITME
!
TS, CO
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TI
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GE
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CIES, COMPLIA
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CE WITH LAWS A
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D REGULATIO
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S
We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations.
4.
SUBSEQUE
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T EVE
!
T
The Company has evaluated events and transactions subsequent to the period. No events require recognition in the financial statements or disclosures of the Company per the definitions and requirements of ASC Section 855-10, Subsequent Events.
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